UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 4, 2009

KVH Industries, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-28082
(State or Other Jurisdiction of Incorporation)	(Commission File Number)

05-0420589

(IRS Employer Identification No.)

50 Enterprise Center Middletown, RI	02842
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (401) 847-3327

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. OTHER EVENTS

KVH Industries, Inc. (the Company or KVH) today announced that it has taken operational responsibility of the mini-VSAT Broadbandsm service network supporting North America and the Caribbean. These regions were previously managed under a revenue sharing agreement with SES AMERICOM. This arrangement has been terminated in favor of a leasing agreement with SES AMERICOM for bandwidth on its AMC-21 and AMC-6 satellites.

The Company also purchased the Miami satellite network hub that supports the Caribbean region from SES AMERICOM. In addition, the Company has applied for operating licenses in KVH’s name and has already been granted Special Temporary Authority by the FCC to continue operation of the mini-VSAT Broadband service in these areas without interruption.

A copy of the Company’s press release is attached hereto as Exhibit 99.1. The press release is incorporated by reference herein and the foregoing description of the press release is qualified in its entirety by reference to the attached exhibit.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit No.	Description
99.1	June 4, 2009 press release entitled “KVH Takes Control of North American and Caribbean Regions for mini-VSAT Broadband Service” (furnished pursuant to Item 8.01).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KVH INDUSTRIES, INC.

Date: June 4, 2009	BY:	/S/ PATRICK J. SPRATT
Patrick J. Spratt Chief Financial and Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	June 4, 2009 press release entitled “KVH Takes Control of North American and Caribbean Regions for mini-VSAT Broadband Service” (furnished pursuant to Item 8.01).